Exhibit 22.0

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated September 23, 1998 included in the Form 10-K, into the Company's previously filed Registration Statement File No. 333-51183.

Arthur Andersen LLP


Salt Lake City, Utah
October 12, 1998